Shell CO2 Company, Ltd.


                               Master Agreement

                                MASTER AGREEMENT


     THIS MASTER AGREEMENT (the "Master Agreement") is made and entered effective the 1st day of January, 1998, (the "Effective Date") by and among the following (collectively, the "Parties"):

   SHELL WESTERN E&P INC., a Delaware corporation ("Shell"), and the following named affiliates of Shell: Shell Western Pipelines Inc., a Delaware corporation, Shell Cortez Pipeline Company, a Delaware corporation, Shell CO2 LLC, a Delaware limited liability company, Shell CO2 General LLC, a Delaware limited liability company, and Shell Land & Energy Company, a Delaware corporation (Shell and its named affiliates being collectively referred to herein as the "the Shell Parties").

   Kinder Morgan Operating L.P. "A", a Delaware limited partnership ("KM"), and the following named affiliate of KM: Kinder Morgan CO2, LLC, a Delaware limited liability company. (KM and its named affiliate being collectively referred to herein as the "the KM Parties").

     Subject to the terms and conditions of this Master Agreement, the Parties have agreed to enter into certain business transactions, including, without limitation, the organization of a limited partnership, all as more fully set forth below.

     In consideration of the premises and of the mutual covenants herein contained, the Parties hereby agree as follows:

                                       ARTICLE 1
                            DEFINITIONS; EXHIBITS; SCHEDULES

     1.1 Certain Definitions. As used in this Master Agreement, the following terms shall have the respective meanings ascribed to them below:

         1.1.1 Affiliate(s) shall have the meaning defined in the Limited Partnership Agreement.

         1.1.2 Assumption and Indemnification Agreement means that certain Assumption and Indemnification Agreement having an effective date of January 1, 1998, by and between the Shell Parties and the KM Parties.

         1.1.3 Central Basin Pipeline means (1) a 143 mile pipeline starting in Denver City, Texas and terminating at McCamey, Texas consisting of pipe starting at 26" in Denver City, Texas and telescoping to 16" pipe at McCamey, Texas; (2) laterals owned by the KM Parties and connected to the Central Basin Pipeline including the Dollarhide lateral, El Mar lateral, East Ford lateral, North Cowden lateral, Mabee lateral, North Ward Estes lateral, Cordona Lake lateral, North Cross lateral, South Cross lateral (but excluding the Odessa lateral) and connections to the Canyon Reef Carriers Pipeline and Comance Creek Pipeline; (3) Dollarhide pump and facilities; and (4) all other meters, and associated equipment other than Excluded Assets described in Section 6.3 used to carry out


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the business of operating and owning Kinder  Morgan's CO2 business in the Permian Basin.

         1.1.4 Chemical Substances shall have the meaning defined in the Assumption and Indemnification Agreement.

         1.1.5  Closing  has the  meaning set forth in Article 10.

         1.1.6  Closing  Date  has the  meaning  set  forth in Article 10.

         1.1.7  CO2  Business  has the  meaning  set  forth in Section 2.1.

         1.1.8  CO2  Assets  has  the  meaning  set  forth  in Section 3.1.

         1.1.9 Code means the Internal Revenue Code of 1986, and any successor statute, as amended from time to time.

         1.1.10 Contributors means the Shell Parties and/or the KM Parties.

         1.1.11 Controlling Interest shall have the meaning defined in the Limited Partnership Agreement.

         1.1.12 Due Diligence Process means the process by which the Parties exchanged information in anticipation of the transactions contemplated herein and which process is summarized in Sections 8.2(a) and 8.2(b).

         1.1.13 Environmental Claim shall have the meaning defined in the Assumption and Indemnification Agreement.

         1.1.14 Environmental Cleanup Liability shall have the meaning defined in the Assumption and Indemnification Agreement.

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         1.1.15 Environmental  Laws  shall  have the  meaning  described  in the
Assumption and Indemnification Agreement.

         1.1.16 Governmental Authority means any federal, state, municipal or other local government or political subdivision thereof, or any entity, body or authority exercising legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

         1.1.17 Hazardous Materials shall have the meaning defined in the Assumption and Indemnification Agreement.

         1.1.18 KM Cash Contribution shall mean $25,000,000.

         1.1.19 KM CO2  Assets  has the  meaning  set  forth in Section 6.

         1.1.20 Legal Requirements means all applicable federal, state and local laws, regulations, rules, ordinances, codes and standards, and all orders of Governmental Authorities and Permits.

         1.1.21 Limited Partner means any of the limited partners in the Limited Partnership; and Limited Partners means all of the limited partners in the Limited Partnership.

         1.1.22 Limited Partnership means the Limited Partnership organized under the terms of the Limited Partnership Agreement and this Master Agreement, namely, Shell CO2 Company, Ltd.

         1.1.23 Limited   Partnership   Agreement  means  that certain Agreement
of Limited  Partnership  of "Shell  CO2  Company, Ltd.", a Texas Limited

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Partnership,  having an  effective  date of January  1, 1998,  as amended by the
First Amended and Restated Agreement of Limited Partnership dated March 5, 1998, by and between Shell CO2 LLC, Shell CO2 General LLC, and Kinder Morgan CO2, LLC.

         1.1.24 Limited Partnership Assets means the KM CO2 Assets and the Shell CO2 Assets.

         1.1.25 Limited Partnership Organization Costs shall mean the costs of each party hereto that are expended or incurred for such matters as the negotiation of this Transaction, the due diligence process, and other similar costs relating to the organization of the Limited Partnership.

         1.1.26 Permits shall have the meaning defined in the Assumption and Indemnification Agreement.

         1.1.27 Release shall have the meaning defined in the Assumption and Indemnification Agreement.

         1.1.28 Shell CO2  Assets has the  meaning set forth in Section 5.

         1.1.29 Shell License Agreement means that certain License Agreement by and between Shell Oil Company, a Delaware corporation, the Limited Partnership, Shell CO2 General LLC and Shell CO2 LLC, having an effective date of January 1, 1998.

         1.1.30 Shell Proprietary Technology has the meaning set forth in the Shell Technology Agreement.


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         1.1.31 Shell  Technology  Agreement  has the  meaning described in
Section 5.2.

         1.1.32 Taxes means all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, production, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or assessment of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, but excluding any liability to any employee benefit plan.

         1.1.33 Third-Party means any person other than a signatory to this Master Agreement, their Affiliates, and other than the Limited Partnership.

         1.1.34 Third-Party Proprietary Technology has the meaning set forth in the Shell Technology Agreement.

         1.1.35 Transaction means the formation of the Limited Partnership, as contemplated by this Master Agreement, and the execution of all of the Transaction Documents.

         1.1.36 Transaction Documents means the documents executed contemporaneous with the formation of the Limited Partnership including, but not limited to, the Master Agreement, the Limited Partnership Agreement, the Shell Technology Agreement, the General Conveyance,

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Assignment  and Bill of Sale Agreement for the Shell Parties and the KM Parties,
respectively, the Assumption and Indemnification Agreement, the Assignment and Conveyance of Partnership Interest, the Guaranty and Indemnification Agreement, the Shell License Agreement, the Limited Partner Confidentiality Agreement and the other agreements contemplated hereby or executed as part of the Transaction.

                                    ARTICLE 2
                                 GENERAL PURPOSE

     2.1 New Business Entity. Subject to and in accordance with the terms and conditions of this Master Agreement, the Shell Parties and the KM Parties have organized, and have agreed to contribute assets to, a new business entity, a limited partnership, the purpose of which is to engage in those activities as specified in the Limited Partnership Agreement (the "CO2 Business") including, but not limited to, the marketing of CO2, the exploration and production of CO2, the transportation of CO2, and to engage in other CO2 related operations and services in the onshore continental United States, subject to certain existing, conflicting contractual obligations and/or restrictions as provided in the Limited Partnership Agreement.

                                  ARTICLE 3
                CONTRIBUTIONS, CONVEYANCES, LICENSES AND ASSIGNMENTS

     3.1 CO2 Assets. On and subject to the terms and conditions set forth in this Master Agreement and subject to all requirements of any Governmental

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Authority and as a capital  contribution to the Limited  Partnership,  as of the
Closing Date each Contributor shall convey and deliver its interest in the Shell CO2 Assets and the KM CO2 Assets, as applicable, to the Limited Partnership and the Limited Partnership shall acquire and accept from the Contributors all of the Shell CO2 Assets and KM CO2 Assets (collectively referred to herein as the "CO2 Assets"). Except as described below, and as a capital contribution to the Limited Partnership, and as of the Closing Date, each Contributor shall convey and deliver its interest in the CO2 Assets to the Limited Partnership and the Limited Partnership shall acquire and accept from the Contributors all of the CO2 Assets. To the extent that any valid preferential rights, nonassignability provisions, requirements of any governmental authority, or other restrictions would preclude an interest in CO2 Assets from being conveyed or assigned hereunder, this Master Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. Instead each Contributor will, at its own expense, use its commercially reasonable efforts to obtain or perform prior to the Closing Date, all authorizations, consents, approvals, and notices required to assign or convey the CO2 Assets to the Limited Partnership, and if such authorizations, consents, or approvals cannot be obtained in respect of any of the CO2 Assets, the Contributors will cooperate in reasonable arrangements to deliver to the Limited Partnership the benefits intended to be conveyed by such CO2 Assets at the same cost and expense to the Limited Partnership as it would have borne if such CO2 Assets had been assigned to it at Closing. Each Contributor

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shall attach as Schedule 3.1S (with regard to the Shell Assets) or Schedule 3.1K
(with regard to the KM CO2 Assets), as applicable, a list of the CO2 Assets which are known, as of the Closing Date, to be subject to such rights, provisions, or restrictions. In consideration therefor, the Shell Parties and the KM Parties shall receive their respective ownership interest in the Limited Partnership specified in Article 4.1 below.

     3.2 Technology. On and subject to the terms and conditions set forth in this Master Agreement and the Shell Technology Agreement, and as of the Closing Date, each of the Contributors shall make available to the Limited Partnership the technology and associated rights required to be made available hereunder or by the Shell Technology Agreement.

     3.3 Cash. At the Closing Date, KM shall cause to be contributed to the Limited Partnership the KM Cash Contribution.

     3.4 Form of General Conveyance, Assignment and Bill of Sale Agreement. The contributions, assignments and conveyances contemplated by this Master Agreement will be effected by documents of assignment and conveyance including without limitation, the General Conveyance, Assignment, and Bill of Sale Agreement to be executed by the Shell Parties and the General Conveyance, Assignment, and Bill of Sale to be executed by the KM Parties, each of which shall be subject to the terms contained herein.

     3.5 No Warranty. Except as set forth elsewhere in this Master Agreement, conveyance of the CO2 Assets shall be, and is, WITHOUT

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WARRANTY  WHATSOEVER,  EXPRESS,  STATUTORY,  OR IMPLIED AS TO TITLE,  OWNERSHIP,
PHYSICAL CONDITION, ENVIRONMENTAL CONDITION, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, OR OTHERWISE. The Limited Partnership shall have, and each Contributor hereby grants to it, the right of full substitution and subrogation in and to any and all rights and actions of warranty that such Contributor has or may have against all and any preceding owners (excepting the Shell Parties and the KM Parties), manufacturers and vendors of the CO2 Assets.

     3.6 No Trademark Use. Except as expressly provided in the Shell License Agreement, no right, express or implied, is granted by this Master Agreement to the Limited Partnership to use in any manner the trademarks or the name of any of the Contributors or any trade name, service mark or trademark owned by, or licensed to, any of the Contributors, including the Pecten trademark of Shell Oil Company.

     3.7 Conflicting Terms. To the extent that the terms of this Master Agreement or any other Transaction Documents conflict with the terms of the Shell Technology Agreement, Shell License Agreement, or the Assumption and Indemnification Agreement, the terms of the relevant Technology Agreement, License Agreement or the Assumption and Indemnification Agreement (as the case may be) shall control. As to conflicts between the Shell Technology Agreement and the Shell License Agreement, on the one hand, and the Assumption and Indemnification Agreement, on the other hand, the Assumption


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and  Indemnification  Agreement  shall  control,  provided,  however,  it  being understood that, except as expressly provided in the Shell Technology Agreement or the Shell License Agreement (if any), there are no representations or warranties regarding the infringement or misappropriation of any patents, copyrights, trade secrets or other proprietary rights of any Third Party.

                                    ARTICLE 4
                                 GENERAL PARTNER

     4.1 Ownership. Shell CO2 General LLC, a Delaware limited liability company ("Shell CO2 General"), shall be the sole General Partner ("General Partner")of the Limited Partnership. Shell CO2 LLC, a Delaware limited liability company ("Shell CO2"), and Kinder Morgan CO2, LLC shall be the Limited Partners of the Limited Partnership. The ownership interests and profits interests of the Partners in the Limited Partnership shall be as follows:
         Shell CO2 LLC                      78%
                                           ---
         Shell CO2 General LLC               2%
                                            --
         Kinder Morgan CO2, LLC             20%
                                            ---

     4.2 Organization. The Limited Partnership shall be organized as a limited partnership under the laws of the State of Texas and shall be structured and organized so as to qualify for treatment as a partnership for federal (and state, if applicable) income tax purposes. Subject to the terms and conditions hereof, at Closing, the General Partner and all of the Limited Partners shall execute the Limited Partnership Agreement in their respective capacities. Shell CO2 General LLC shall promptly, if it has not already done so, cause the L.P.

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Certificate  to be filed in the  office of the  Secretary  of State of Texas and shall exercise all reasonable efforts to qualify the Limited Partnership to do business in the states of New Mexico, Colorado, and in such other states as the Partnership is conducting business as a foreign Limited Partnership. In addition, the General Partner and the Limited Partners shall contribute to the Limited Partnership the CO2 Assets and the KM Cash Contribution and other contributions, if any, provided for in the Limited Partnership Agreement. Limited Partnership Organization Costs shall be borne solely by the party incurring them.

                                    ARTICLE 5
                                SHELL CO2 ASSETS

     5.1 Shell CO2 Assets. The Shell CO2 Assets consist of any and all assets or interests owned or held by any one or more of the Shell Parties and historically used by such Party primarily in its CO2 business and necessary for the continued operation of the CO2 Assets by the Limited Partnership including, but not limited to, the following properties and assets:

         (a) Leases. Leases and leasehold interests in all oil and gas leases of the Shell Parties, to the extent such leases convey or grant an interest in and to those unitized strata or depths believed to contain CO2 and those oil and gas interests in the West Brahaney and Mid Cross units, as shown on Exhibit "A" to the General Conveyance, Assignment, and Bill of Sale Agreement executed by the Shell Parties.

         (b) Fee interests. All fee interests of the Shell Parties to the surface and in CO2 rights included under deeds, conveyances or assignments as

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shown on Exhibit "A" to the  General  Conveyance,  Assignment,  and Bill of Sale
Agreement executed by the Shell Parties.

         (c) Contracts and Unit Agreements. All rights and interests of the Shell Parties in and to or under or by virtue of the contracts, unit agreements and other agreements (as they relate to CO2 , West Brahaney and/or Mid Cross) incl shown on Exhibit "A" to the General Conveyance, Assignment, and Bill of Sale executed by the Shell Parties. For purposes of this Master Agreement, such rights and interests shall include, by way of illustration and not by way of limitation, all future proceeds, benefits, income or revenues, if any, for any overages or shortages with respect to any gas balancing agreements, transportation agreements, operating agre, operating agre, operating agreements, unit agreements, unit orders, purchase and sale agreements, gas processing agreements, overage/shortage agreements or any other agreements, but only if the same first become properly due and payable, or available as a credit or refund after the Effective Date.

         (d) Easements. All easements, rights-of-way, (including rights-of-way agreements), pipelines, surface leases, licenses and servitudes as shown on Exhibit "A" to the General Conveyance, Assignment, and Bill of Sale Agreement executed by the Shell Parties.

         (e)  Equipment.  All  fixtures,  facilities,   equipment  and  personal
property directly related to and used in connection with the above described properties and all computers, furniture and other equipment utilized by the


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employees of Shell CO2 Company, a division of Shell,  primarily in the operation of the Shell CO2 Assets prior to the Effective Date.

         (f) CO2 Unit Rights. All other rights and interests of the Shell Parties however held in and to CO2 rights to the McElmo Dome, Bravo Dome, and Doe Canyon Units, and in and to oil and gas rights to the West Brahaney and Mid Cross Units, whether as working interest owners, unit operators, or otherwise.

         (g) Interest in Shell Cortez Partnership. Shell Cortez Pipeline Company will transfer, at Closing, a forty-nine percent (49%) interest in the Cortez Pipeline Company, a Texas general partnership, and the Limited Partnership will be admitted as a partner under the terms of the Partnership Agreement of Cortez Pipeline Company dated May 18, 1992, as amended, with respect to such interest; subject, however, to the requirement that consents required in connection with debt of Cortez will have been obtained and that Shell Cortez Pipeline Company shall have previously taken such steps as are required to qualify the disposition of its partnership interest as a "permitted transfer" of its interest pursuant to Section 14.2 of the Partnership Agreement of Cortez Pipeline Company dated May 18, 1982, as amended. The remaining one percent (1%) interest owned by Shell Cortez Pipeline Company in the Cortez Pipeline Company will be transferred, and the Limited Partnership will be admitted as a partner with respect to such one percent (1%) interest within thirty (30) days of the conclusion of the twelfth calendar month immediately following the transfer of the first 49% interest.


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     5.2  Proprietary  Technology.   Shell  CO2  Assets  do  not  include  Shell
Proprietary Technology or Third-Party Proprietary Technology (as those terms are defined in the Shell Technology Agreement entered into by and between Shell Western E&P Inc., a Delaware corporation, the Limited Partnership, Shell CO2 General LLC, and Shell CO2 LLC, and having an effective date of January 1, 1998) or any trademarks, service marks, or trade names owned or controlled by Shell Oil Company or any of its subsidiaries. Shell Proprietary Technology shall be licensed to the Limited Partnership pursuant to the terms and conditions of the Shell Technology Agreement.

     5.3 Excluded Assets. The following properties and assets are specifically excluded from the definition of Shell CO2 Assets:

         (a) Leases and leasehold interest in oil and gas, except for those oil and gas interests that are identified in Sections 5.1(a) and 5.1(f) and those that are incidental to the CO2 rights and the strata and depths pertaining thereto referenced in 5.1(a).

         (b) Any refunds from Empire Electric Co-Op attributable to purchases of electricity made prior to the Closing Date.

         (c) Any refunds or amounts recoverable due to overpayment of royalties attributable to CO2 sales made prior to the Closing Date, even though discovered, received, or collected after the Closing Date.

         (d) Any interests currently owned by Shell Parties in the Jackson Dome or Choctaw Pipelines.


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         (e) Any  refunds  or amounts  recovered  from the MMS  attributable  to transportation deducts that relate to period of time prior to the Closing Date.

         (f) The Roxana Petroleum Company Board of Directors conference room table.

                                    ARTICLE 6
                                  KM CO2 ASSETS

     6.1 KM CO2 Assets. The "KM CO2 Assets" consist of the following properties and assets:

         (a) Fee Interests. Fee interests to the surface and in all CO2 rights as shown on Exhibit "A" to KM General Conveyance, Assignment, and Bill of Sale Agreement executed by the KM Parties.

         (b) Contracts. All rights and interests of the KM Parties in and to or under or by virtue of the contracts and agreements relating to the KM CO2 Assets including, but not limited to, those shown on Exhibit "A" to the General Conveyance, Assignment, and Bill of Sale Agreement executed by the KM Parties. For purposes of this Master Agreement, such rights and interests shall include, by way of illustration and not by way of limitation, all future proceeds, benefits, income or revenues for any overages or shortages with respect to any gas balancing agreements, transportation agreements, operating agreements, unit agreements, unit orders, purchase and sale agreements, gas processing agreements, overage/shortage agreements or any other agreements, but only if

                                        16

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the same first  become  properly  due and  payable,  or available as a credit or refund after the Effective Date.

         (c) Easements. All easements, rights-of-way, (including rights-of-way agreements), pipelines, surface leases, licenses and servitudes as shown on Exhibit "A" to the General Conveyance, Assignment, and Bill of Sale Agreement executed by the KM Parties.

         (d) Equipment. All fixtures, facilities, equipment and personal property directly related to and used in connection with the above described properties and all computers, software, furniture and other equipment utilized by the employees of the KM Parties primarily in the operation of the KM CO2 Assets prior to the Effective Date, as shown on Exhibit "A" to the General Conveyance, Assignment, and Bill of Sale Agreement executed by the KM Parties.

         (e) The KM Cash Contribution. Twenty-five Million Dollars ($25,000,000) cash.

     6.2 Proprietary Technology. KM CO2 Assets do not include any trade secrets or know-how (including, but not limited to, technical information, methods of control and software) of the KM Parties or otherwise, except that KM will deliver to the Limited Partnership a copy (including source code, if available) of the computer programs that have been internally developed and which assist in billing customers and other activities related to the operation of the Central Basin Pipeline (the "Billing Routine"). The Billing Routine may be used by the Limited Partnership on a non-exclusive basis, without restriction, except that the Limited


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Partnership shall be solely responsible for obtaining, at its cost, any consents or licenses which may be required from third parties in order to use or operate the Billing Routine and the Limited Partnership will obtain all third party consents required before any further disclosure or distribution of the Billing Routine to any other person.

     6.3 Excluded Assets.

         (a) Control Room Facilities. All equipment, software, licenses, personnel, leases and other properties, whether real or personal, tangible or intangible, necessary for the use and operation of the control room located at the KM facilities at 1301 McKinney, Houston, Texas, and at any back-up control room facilities.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

     7.1 The Shell Parties. Each of the Shell Parties hereby represents and warrants that:

         (a) Organization. Standing. It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction that it is legally required to be (if necessary) and has all requisite power and authority to own and operate its properties.

         (b) Litigation. Except as disclosed on Schedule 7.1(b) hereto, there are no actions, suits, proceedings or investigations pending or, to its


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knowledge  or the  knowledge  of any of its  Affiliates,  threatened  against or affecting it or any of its Affiliates or any of their properties, assets or businesses in any court or before any Governmental Authority, or arbitrator that, if adversely determined, would materially impair its ability to perform its obligations under this Master Agreement, would materially adversely affect the validity of this Master Agreement, any of the other Transaction Documents or the Transaction or would materially adversely affect the Shell CO2 Assets. Neither it nor any of its Affiliates has received any notice of any current default, and neither it nor any of its Affiliates is in default, under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority or any arbitrator that could reasonably be expected to impair its ability to perform its obligations under this Master Agreement, or any of the other Transaction Documents, or could reasonably be expected to materially adversely affect the validity of this Master Agreement, the other Transaction Documents, the Transaction, or would materially adversely affect the Shell CO2 Assets. As used in this Section 7.1(b), "material" means having a value of $1,000,000 or more in diminution of value or damages.

         (c) Due Authorization. It has all requisite power and authority to accept, execute and deliver this Master Agreement and to accept, execute and deliver the Limited Partnership Agreement and the other Transaction Documents to which it is an indicated party or signatory, and the consummation by it of the Transaction has been duly authorized by all necessary corporate or partnership action on its part and no other action for authorization is necessary in connection with the consummation of the Transaction. This Master Agreement has been, and the Transaction Documents to which it is an indicated Party or a signatory at Closing will have been, duly executed, authorized and accepted by it and, in each case, constitutes, or will constitute, the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

         (d) Labor Matters. Except as disclosed on Schedule 7.1(d) hereto, to the knowledge of each of the Shell Parties, each of the Shell Parties and their Affiliates are in substantial compliance with all applicable Legal Requirements respecting its employment practices, terms and conditions of employment, wages and hours of its or any Affiliate's employees and is not engaged in any unfair labor practice. To the knowledge of each of the Shell Parties and their Affiliates, all employees of any Shell Party or Affiliate are lawfully authorized to work in the United States in accordance with federal immigration laws. There is no labor strike or labor disturbance pending, or, to the knowledge of each of the Shell Parties and their Affiliates, threatened against any one or more of the Shell Parties with respect to activities in Texas, Colorado, or New Mexico, nor has any work stoppage or other significant labor difficulty been experienced with respect to Shell operations in Texas, Colorado, or New Mexico since January 1, 1997.

         (e) Interests Acquired for Investment. The interest in the Limited Partnership to be acquired by the Shell Parties pursuant to this Master Agreement is being acquired by such Parties for their own investment and is not being acquired by a Shell Party for or with a view to the sale or distribution of such interest. Each Shell Party, in making the acquisition of such interest hereunder, is acting in the conduct of its own business and not under any contractual commitment to any Third Party, or any nominee agreement with any Third Party, to transfer to, or to hold title on behalf of, such Third Party, any portion of or interest in such interest.

         (f) Taxes.  To the  knowledge  of each of the Shell  Parties  and their
Affiliates:

              (i) All tax returns that were required to be filed in respect of the Shell CO2 Assets or any business in which the Shell CO2 Assets have been utilized for any period ending on or prior to the Closing Date have been duly and timely filed, and all of those Taxes constituting ad valorem, property, excise, production, severance, and similar taxes and assessments based on or measured by the ownership of the Shell CO2 Assets or the production of oil and gas and other materials from the Shell CO2 Assets or the receipt of proceeds therefrom which are due and payable have been properly paid;

              (ii)There are no existing liens for Taxes on any of the Shell CO2 Assets, except incipient liens for Taxes not yet due or payable;

              (iii) Except as disclosed in Schedule 7.1(f)(iii) hereto, none of the Shell CO2 Assets is subject to a Tax Partnership;

              (iv)Certifications under Section 43(c) of the Code have been filed for the properties listed in Schedule 7.1(f)(iv);

              (v) No election under Section 43(e) of the Code is in effect for any of the properties referenced in Schedule 7.1(f)(v); and

              (vi)Except as set forth in Schedule 7.1(f)(vi), neither the Shell Parties nor their Affiliates have requests for rulings in respect of any Taxes or any proposed transaction pending before any federal or state income taxing authority regarding Shell CO2 Assets or employees of the Shell Parties (the "Shell Employees") or tax attributes of Shell CO2 Assets or Shell Employees.

         (g) Environmental Liabilities and Requirements. None of the Shell Parties or their Affiliates has knowledge of any material Environmental Claims or Environmental Cleanup Liabilities or similar non-compliance with Environmental Laws in connection with the Shell CO2 Assets other than as disclosed on Schedule 7.1(g) hereto. As used in this Section 7.1(g), material means having a value of $1,000,000 or more in diminution of value or damages (including costs and expenses).

         (h) Non-Foreign Affidavit. Each of the Shell Parties conveying real property interests to the Limited Partnership is authorized to and capable of executing and delivering the Non-Foreign Affidavits attached hereto as Exhibit "A".

         (i) No Conflict or Breach. Except as disclosed on Schedule 7.1(i), the execution, delivery and performance of this Master Agreement and the other Transaction Documents do not and will not: (i) conflict with or constitute a violation of the articles of incorporation, bylaws, partnership agreements or other organizational documents of any of the Shell Parties; or (ii) conflict or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to any one or more of the Shell Parties or the CO2 Assets.

     7.2 The KM Parties. Each of the KM Parties hereby represents and warrants that:

         (a) Organization; Standing. It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction that it is legally required to be (if necessary) and has all requisite power and authority to own and operate its properties.

         (b) Litigation. Except as disclosed on Schedule 7.2(b) hereto, there are no actions, suits, proceedings or investigations pending or, to its knowledge or the knowledge of any of its Affiliates, threatened against or affecting it or any of its Affiliates or any of their properties, assets or businesses in any court or before any Governmental Authority or arbitrator that, if adversely determined, would materially impair its ability to perform its obligations under this Master Agreement, would materially adversely affect the validity of this Master Agreement, any of the other Transaction Documents or the Transaction or would materially adversely affect the KM CO2 Assets. Neither it nor any of its Affiliates has received any currently effective notice of any default, and neither it nor any of its Affiliates is in default, under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority or any arbitrator that could reasonably be expected to impair its ability to perform its obligations under this Master Agreement, or to materially adversely affect the validity of this Master Agreement or the Transaction or to materially adversely affect the KM CO2 Assets. As used in this Section 7.2(b), "material" means having a value of $250,000 or more in diminution of value or damages.

         (c) Due Authorization. It has all requisite power and authority to accept and execute this Master Agreement and to accept and deliver the Limited Partnership Agreement and the Transaction Documents to which it is an indicated party or signatory, and the consummation by it of the Transaction have been duly authorized by all necessary corporate or partnership action on its part and no other action for authorization, is necessary in connection with the consummation of the Transaction. This Master Agreement has been, and the other Transaction Documents to which it is an indicated Party or a signatory at Closing will have been, duly executed and accepted by it and, in each case, constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

         (d) Labor Matters. Except as disclosed on Schedule 7.2(d) hereto, to the knowledge of each of the KM Parties, each of the KM Parties and their Affiliates are in substantial compliance with all applicable Legal Requirements respecting the employment and employment practices, terms and conditions of employment and wages and hours of its or any Affiliate's employees and is not engaged in any unfair labor practice. To the knowledge of each of the KM Parties and their Affiliates, all the KM Parties or any KM Party Affiliates' employees are lawfully authorized to work in the United States in accordance with federal immigration laws. There is no labor strike or labor disturbance pending, or, to the knowledge of each of the KM Parties and their Affiliates, threatened against any one or more of the KM Parties with respect to activities in Texas, Colorado or New Mexico, nor has any work stoppage or other significant labor difficulty been experienced with respect to KM operations in Texas, Colorado or New Mexico, since January 1, 1997.

         (e) Interests Acquired for Investment. The interest in the Limited Partnership to be acquired by the KM Parties pursuant to this Master Agreement is being acquired by such Parties for their own investment and is not being acquired by a KM Party for or with a view to the sale or distribution of such interest. Each KM Party, in making the acquisition of such interest hereunder, is acting in the conduct of its own business and not under any contractual commitment to any Third Party, or any nominee agreement with any Third Party, to transfer to, or to hold title on behalf of, such Third Party, any portion of or interest in such interest.

         (f)  Taxes.  To the  knowledge  of KM and its  Affiliates,

              (i) All tax returns that were required to be filed in respect of the KM CO2 Assets or any businesses in which the KM CO2 Assets have been utilized for any period ending on or prior to the Closing Date have been duly and timely filed, and all of those Taxes constituting ad valorem, property, excise, production, severance, and similar taxes and assessments based on or measured by the ownership of the KM CO2 Assets or the production of oil and gas and other materials from the KM CO2 Assets or the receipt of proceeds therefrom which are due and payable have been properly paid;

              (ii)There are no existing liens for Taxes on any of the KM CO2 Assets, except incipient liens for Taxes not yet due or payable;

              (iii) Except as disclosed in Schedule 7.2(f)(iii) hereto, none of the KM CO2 Assets is subject to a Tax Partnership;

              (iv)Certifications under section 43(c) of the Code have been filed for the properties listed in Schedule 7.2(f)(iv);

              (v) No election under section 43(e) of the Code is in effect for any of the properties referenced in Schedule 7.2(f)(v); and

              (vi)Except as set forth in Schedule 7.2(f)(vi), neither the KM Parties nor their Affiliates have requests for rulings in respect of any Taxes or any proposed transaction pending before any federal or state income taxing authority regarding KM CO2 Assets or employees of the KM Parties (the "KM Employees") or tax attributes of KM CO2 Assets or KM Employees.

         (g) Environmental Liabilities and Requirements. None of the KM Parties or their Affiliates has knowledge of any material Environmental Claims or Environmental Cleanup Liabilities or similar non-compliance with Environmental Laws in connection with the KM CO2 Assets other than as disclosed on Schedule 7.2(g) hereto. As used in this Section 7.2(g), "material" means having a value of $250,000 or more in diminution of value or damages.

         (h) Non-Foreign Affidavit. Each of the KM Parties conveying real property interests to the Limited Partnership is authorized to and capable of executing and delivering the Non-Foreign Affidavits attached hereto as Exhibit "A".

         (i) No Conflict or Breach. Except as disclosed on Schedule 7.2(i), the execution, delivery and performance of this Master Agreement and the other Transaction Documents do not and will not: (i) conflict with or constitute a violation of the articles of incorporation, bylaws, partnership agreements or other organizational documents of any of the KM Parties; (ii) conflict or constitute a violation of any law, statute, judgment, order, decree or regulation of any legislative body, court, administrative agency, governmental authority or arbitrator applicable to or relating to any one or more of the KM Parties or the KM CO2 Assets; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on any of the KM CO2 Assets.


                                    ARTICLE 8
                                CERTAIN COVENANTS

     8.1 Waiver of Bulk Sales Compliance. Each of the Shell Parties and each of the KM Parties respectively waives compliance by the other with the notice provisions under the Uniform Commercial Code of every applicable state relating to bulk transfers or under similar provisions of other applicable jurisdictions.

     8.2 Due Diligence Process; Title Curative Period.

         (a)  The  Shell  Parties  have  made  available  to  the  KM
Parties  certain  information   contained  within  its  files  relating  to  the
ownership, condition, of the Shell CO2 Assets. THE SHELL PARTIES MAKE NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY INFORMATION FURNISHED TO THE KM PARTIES. ANY RELIANCE BY THE KM PARTIES UPON SUCH INFORMATION IS AT THE KM PARTIES' SOLE RISK AND THE SHELL PARTIES SHALL HAVE NO LIABILITY WHATEVER TO THE KM PARTIES IN CONNECTION THEREWITH. To the extent that the due diligence review conducted by the KM Parties prior to Closing identifies defects in title that can be cured prior to closing, or if diligently pursued within a period of one year thereafter, Shell Parties agree to attempt to cure such defects by the use of reasonable commercial efforts.

         (b) The KM Parties have made available to the Shell Parties certain information contained within its files relating to the ownership, condition, of the KM CO2 Assets. THE KM PARTIES MAKE NO WARRANTY OR REPRESENTATION AS TO THE ACCURACY, COMPLETENESS OR CORRECTNESS OF ANY INFORMATION FURNISHED TO THE SHELL PARTIES. ANY RELIANCE BY THE SHELL PARTIES UPON SUCH INFORMATION IS AT THE SHELL PARTIES' SOLE RISK AND THE KM PARTIES SHALL HAVE NO LIABILITY WHATEVER TO THE SHELL PARTIES IN CONNECTION THEREWITH. To the extent that the due diligence review conducted by the Shell Parties identifies defects in title that can be cured prior to closing, or if diligently pursued within a period of one year thereafter, the KM Parties agree to attempt to cure such defects by the use of reasonable commercial efforts.

                                    ARTICLE 9
                             POST CLOSING COVENANTS

     9.1 Further Assurances. The KM Parties and the Shell Parties each agree to execute and deliver to the Limited Partnership all division orders, transfer orders and all other instruments and documents necessary to fully vest in the Limited Partnership the rights and assets to be transferred pursuant to the Master Agreement. The Limited Partnership will make all appropriate filings and record all appropriate instruments with all Governmental Authorities as the Limited Partnership reasonably determines are necessary to vest in the Limited Partnership title and rights to all of the CO2 Assets.

     9.2 Further Conveyances. If at any time subsequent to the Closing Date it shall be determined, discovered or otherwise become known that a Contributor did not, or otherwise failed to, convey and transfer to the Limited Partnership all of the interests held by it or its Affiliates on the Closing Date in the Shell CO2 Assets or the KM CO2 Assets, other than Excluded Assets, such Contributor shall forthwith execute and deliver to the Limited Partnership all assignments, transfer orders, conveyances and all other instruments and documents necessary to fully vest in the Limited Partnership such interests.

     9.3 Consents and Authorizations. Each Contributor has elsewhere herein undertaken to use diligent effort to obtain the consents, licenses, and authorizations of non-Parties and any Permits which are necessary to give effect to the Transaction, but if such cannot be obtained after a diligent effort prior to the Closing Date, each affected Contributor shall negotiate in good faith in an effort to secure a mutually satisfactory agreement regarding the use or possession by the Limited Partnership of the portion of the CO2 Assets which may not be transferred, operated or otherwise utilized until such consents, licenses, Permits or authorizations have been obtained.

     9.4 Access to Properties and Records. From and after the Closing Date, the Limited Partnership will afford to each Contributor and its authorized representatives reasonable access during normal business hours to the former officers and employees of any Contributor or its Affiliates who are at such time employees of the Limited Partnership and to books and records which were transferred to the Limited Partnership by such Contributor, and will furnish to any Contributor such additional information, and will cooperate with any Contributor in such other respects, including the making available to each Contributor at such Contributor's expense as a witness or deponent such former employees of any Contributor who are at the time employees of the Limited Partnership, as any Contributor may reasonably request for (a) financial reporting, (b) tax or similar purposes, or (c) purposes of investigating claims, or conducting litigation or administrative proceedings with Third Parties or government agencies. The

Limited Partnership will keep and maintain the books and records which the Contributors' have transferred to the Limited Partnership and as to which the Contributors, the Limited Partnership or their representatives may request access pursuant to this Section 9.4, for a period of three (3) years from the Effective Date in the case of all records or such longer period as may be required by law, reasonably requested in writing by any Contributor or provided in the records retention policy of the Limited Partnership.

     9.5 Sign  Removal.  The  Contributors  shall have up to one hundred  twenty
(120) days after the Closing Date to remove at their expense all of their emblems, signs and logos from the CO2 Assets, failing which, the Limited Partnership may remove such and the Contributors shall have no recourse; provided, that nothing in this Section 9.5 shall be construed to allow or require Limited Partnership to, nor shall Limited Partnership, remove markings that designate that an item, equipment, process, or work is covered by a United States Patent or copyright, or remove markings that indicate that the item, equipment, process, or work is or contains proprietary technology or know-how.

     9.6 Permit Transfer. It is recognized by the Parties that as of the Closing Date certain Permits necessary for the Limited Partnership to operate certain of the CO2 Assets in its own name will not have been transferred to the name of the Limited Partnership. The KM Parties and the Shell Parties agree to use due diligence in effectuating a transfer of such Permits to the Limited Partnership, and in furtherance of such, required Permits will be applied for by the Limited Partnership immediately after the Closing Date. In the Limited Partnership, each Contributor hereby grants, insofar as is not prohibited by law, permission to the Limited Partnership to use such Contributor's existing Permits to carry out the business associated with the CO2 Assets.

     9.7 Cash Management Agreement. The Limited Partnership shall enter into by the Closing Date an agreement with Shell Oil Company for the management of the Limited Partnership's cash.

                                   ARTICLE 10
                                     CLOSING

     10.1 Closing. Subject to the terms and conditions of this Master Agreement, the Closing contemplated in this Article 10 means the execution of the Transaction Documents (the "Closing"). The Closing shall be held at a mutually agreeable office in Houston, Texas or at another mutually agreeable location in Texas, not later than March 6, 1998, as the Parties may mutually agree in writing (the "Closing Date").

                                   ARTICLE 11
                                    EMPLOYEES

     The Shell Parties agree to make available to the Limited Partnership the services of any officers and employees who may be offered employment by the Limited Partnership after Closing. The KM Parties agree to make available to the Limited Partnership the services of those officers and employees who are listed on Schedule 11 hereto. For a period of time following Closing, the Central Basin Pipeline will be operated by KM pursuant to the Operating and Maintenance

Agreement dated March 5, 1998, with the Limited Partnership. Following this period, the Limited Partnership will operate the pipeline either through its internal resources or by contracting with a third party (including Affiliates of the Limited Partnership). In the event that an election is made to operate the pipeline with internal resources, those KM officers or employees shown on
Schedule 11 hereto will be offered employment by the Limited Partnership, subject to satisfactory compliance with the customary employee screening and testing requirement of the Shell Parties. Such offers of employment shall be for similar positions and compensation levels as were enjoyed by said KM officers and employees immediately prior to receipt of such offers to the extent such positions and compensation levels are consistent with the practices and procedures of the Shell Parties for similar functions and experience levels. If an election is made to operate the pipeline through Third Party personnel, KM will be given not less than ninety (90) days prior written notice that its officers and employees will not be offered employment by the Limited Partnership.

     All officers of the Limited Partnership shall be elected by the General Partner.

     After  the  transition  period,   benefit  plans  for  employees  shall  be
established at the discretion of the General Partner.

                                   ARTICLE 12
                                      TAXES

         Payment of Transfer Taxes; Recording Fee. The Limited Partnership shall pay all sums required to be paid to any state or local taxing jurisdiction as a sales tax or real property transfer tax or other transfer tax or similar tax on account of the consummation of the Transaction and any costs of recording deeds associated therewith.

                                   ARTICLE 13
                             ARBITRATION PROCEDURES

         This Master Agreement and any and all disputes, claims or controversies among the Parties with respect to the matters contained herein shall be subject to the arbitration procedures provided for and specified in the Limited Partnership Agreement, which terms are incorporated by referenced herein.

                                   ARTICLE 14
                                  MISCELLANEOUS

     14.1 Survival of Representations. All representations and warranties contained in Article 7 made by or on behalf of any Party shall survive the execution and delivery of this Master Agreement, the contribution of the CO2 Assets, and with respect to any party entitled to indemnification hereunder, the transfer of any of the CO2 Assets and assigned rights, for a period of one year.

     14.2 Successors   and  Assigns.   All  covenants  and  agreements
contained in this Master Agreement by or on behalf of any of the Parties shall bind the respective successors by operation of law and permitted assigns of such Parties and shall inure to the benefit of the successors by operation of law and permitted assigns of such Parties. This Master Agreement may not be assigned in whole or in part to any non-Party without the written permission of all the other Parties.

     14.3 Amendments. This Master Agreement may be amended only with each Party's written consent; provided, however, that any schedule or form of exhibit may be amended, modified or supplemented by inserting into such schedule or form of exhibit a new page initialed by an authorized representative of each Party noting thereon that such page has been amended, modified or supplemented and the date of such insertion.

     14.4 Waiver. Any failure of any Party to comply with any of its obligations, agreements, or conditions herein contained may be waived (either generally or in particular instances and either retroactively or prospectively) in writing, but not in any other manner, by the Party to whom such compliance is owed. Any such waiver shall operate as a bar to any claim for indemnification under the Assumption and Indemnification Agreement or otherwise for damages arising from the obligation, agreement or condition so waived. No waiver of any provision of this Master Agreement shall constitute a waiver of any other provision hereof.

     14.5 Notices. All notices and other communications provided for in this Master Agreement shall be delivered and sent by registered or certified mail return receipt requested, by overnight courier or by electronic or facsimile transmission, and shall be considered to have been given when delivered to the Party to whom directed.

         (a)  If to Shell Western E&P, Inc.:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841


         (b)  If to Shell Cortez Pipeline Company:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (c)  If to Shell Land & Energy Company:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (d)  If to Shell Western Pipeline Inc.:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (e)  If to Shell CO2 LLC:
              800 Wilshire Blvd.
              12th Floor
              Los Angeles, CA  90017
              Attn:  M. G. Brookshier
              Phone: 213/623-7183
              Fax:   213/623-8883

         (f)  If to Shell CO2 General LLC
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (g)  If to Kinder Morgan Operating L.P. "A":
              1301 McKinney Street, Suite 3450
              Houston, Texas 77010
              Attn:  William V. Morgan
              Phone: (713)844-9500
              Fax:  (713)844-9570

         (h) If to Kinder Morgan CO2, LLC: 1301 McKinney Street, Suite 3450 Houston, Texas 77010 Attn: William V. Morgan Phone: (713)844-9500
              Fax: (713)844-9570

     14.6 Governing Law. This Master Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas without regard to rules concerning conflicts of law.

     14.7 Descriptive Headings. The division of this Master Agreement into articles, sections, paragraphs and other portions and the insertion of headings are for convenience of reference only and shall not effect the construction or interpretation of this Master Agreement. The terms "this Master Agreement,"

"hereof," hereunder," and similar expressions refer to this Master Agreement and not to any particular article, section, paragraph or other portion hereof. All references to "Article," "Section" or "paragraph" shall mean an article, section or paragraph, respectively, of this Master Agreement.

     14.8 Counterparts. This Master Agreement may be executed in separate and several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Master Agreement to produce or account for more than one such counterpart.

     14.9 No Third-Party Beneficiaries. This Master Agreement inures solely to the benefit of each of the Parties and their permitted successors and assigns, and nothing in this Master Agreement, express or implied, including the provisions of Article 11, is intended to, nor does it, confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Master Agreement, except for those sections, which are intended to be for the benefit of the Limited Partnership and may be enforced by such Limited Partnership.

     14.10 Severability. If any one or more of the provisions contained in this Master Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired. In the case of any such invalidity, illegality or unenforceability, the Parties hereto agree to use their best efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

     14.11 Unsigned Exhibits. No form of instrument attached hereto as an Exhibit which purports to require signatures shall become operative solely by its attachment hereto as an Exhibit, and any such instrument shall become operative only upon its proper execution apart from this Master Agreement.

     14.12 Incorporation of Schedules. The Schedules attached to this Master Agreement are incorporated into this Master Agreement and shall be deemed a part hereof as if set forth herein in full. If there is any conflict between the main body of the Agreement and any Schedule, unless explicitly stated otherwise in a Schedule, the provisions of the main body of the Master Agreement shall prevail.

     14.13 Publicity. The Parties shall not and shall cause their respective Affiliates not to issue or make any press release or announcement concerning the Transaction without the prior written agreement of all Parties with respect to the form, substance and timing thereof, except any Party may make any such press release and announcement when the releasing Party is advised by its legal counsel that such a press release or announcement is required by law, regulation or stock exchange rules, but in such event the Parties shall use their reasonably good faith efforts to agree as to the form, timing, and substance of such release or announcement.

     14.14 Entire Agreement; Supersedure. This Master Agreement and the Transaction Documents entered into by the Parties or some of them set forth the entire understanding and agreement between the Parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement (written or oral) with respect thereto.

     14.15 Construction and Representation by Counsel. Each Party has been represented and has relied upon counsel of its choice during the negotiations and drafting of this Master Agreement. Each Party affirms that its counsel had a substantial role in the drafting of this Master Agreement and, therefore, the rules of construction, which could apply to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Master Agreement.

     14.16 Interpretation. In construing this Master Agreement, (a) examples shall not be construed to limit, expressly or by implication, the matter illustrated; (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions; (c) a defined term has its defined meaning throughout this Master Agreement and each Exhibit and Schedule to this Master Agreement, (unless explicitly given a different definition within a Section or Article) regardless of whether it appears before or after the place where it is defined.

     14.17 No Exemplary, Punitive, Special or Consequential Damages. The Parties shall only be entitled to recover actual damages for a breach or violation of this Master Agreement. No Party shall be entitled to recover exemplary, punitive, special or consequential damages from the other Parties in any arbitration proceeding, court proceeding, or otherwise, and each Party hereby waives any claim or right to exemplary, punitive, special or consequential damages hereunder.

EXECUTED as of the Effective Date stated herein.


                           [SIGNATURE PAGES TO FOLLOW]

SHELL WESTERN E&P INC.

By: /s/ R. T. Bradley
    ------------------------------------
Name: R.T. Bradley
      ----------------------------------
Title: Attorney-in-Fact for J. E. Little
       ---------------------------------




               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

SHELL WESTERN PIPELINES INC.

By:  /s/ R.T. Bradley
     ------------------------------
Name: R. T. Bradley
      -----------------------------
Title: President
       ----------------------------



               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

SHELL CORTEZ PIPELINE COMPANY

By:    /s/ R. T. Bradley
       ----------------------------
Name:  R. T. Bradley
       ----------------------------
Title: President
       ----------------------------



               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

SHELL LAND & ENERGY COMPANY

By:    /s/ R. T. Bradley
       ----------------------------
Name:  R. T. Bradley
       ----------------------------
Title: Attorney-in-Fact for J.E. Little
       ----------------------------


               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

SHELL CO2 LLC

By:  /s/ M.G. Brookshier
     -----------------------------
Name: M. G. Brookshier
      ----------------------------
Title: President
       ---------------------------



               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

SHELL CO2 GENERAL LLC

By:    /s/ R. T. Bradley
       ----------------------------
Name:  R. T. Bradley
       ----------------------------
Title: President
       ----------------------------



               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

KINDER MORGAN OPERATING, L.P. "A"
     By:  Kinder Morgan G.P., Inc., its sole general partner

By:  /s/ William V. Morgan
     --------------------------------
     William V. Morgan, Vice Chairman



               [ADDITIONAL SIGNATURE PAGES TO FOLLOW]

KINDER MORGAN CO2, LLC
     By: Kinder Morgan Operating, L.P. "A", as the sole member and Manager of Kinder Morgan CO2, LLC; By
     Kinder Morgan G.P., Inc., the sole general partner of
     Kinder Morgan Operating L.P. "A"

By:  /s/ William V. Morgan
     --------------------------------
     William V. Morgan, Vice Chairman

                                    EXHIBIT A

                         ------------------------------




                              NON-FOREIGN AFFIDAVIT



The Mineral Lands Leasing Act requires that federal oil and gas leases may only be held by qualified persons as set out in said Act and the regulations contained in 43 CFR Part 3100. 43 CFR Section 3102.1 provides that leases or interests therein may be acquired and held only by citizens of the United States; associations (including partnerships and trusts) of such citizens; corporations organized under the laws of the United States or of any State or Territory thereof; and municipalities. With knowledge of the foregoing, ________________ ("_________"), the undersigned hereby certifies the following:

     1) _________ is eligible to hold federal leases under 43 CFR Part 3100 and the other relevant portions of the Mineral Lands Leasing Act.

     2)   _________'s home or office address is ____________________;

          _________ understands that this certification may be disclosed to the Bureau of Land Management and other federal or state agencies and that any
false  statement   contained   herein  could  be  punished  by  fine,
imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document.



_______________________________________
__________________________


By:____________________________________
Name:__________________________________
Title:_________________________________


STATE OF ____________  ss.
                       ss.
COUNTY OF ___________  ss.

     This  instrument  was   acknowledged   before  me  on  March  5,  1998,  by
_______________, as __________ of __________________, a ________________, and on
behalf of said ____________.

                              NON-FOREIGN AFFIDAVIT

                        Exemption from Withholding of Tax

                                       For

            Dispositions of U.S. Real Property Interests


Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Shell CO2 Company, Ltd. that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________ ("_______"), the undersigned hereby certifies the following:

     1) _______ is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate for purposes of U. S. income taxation;

     2)  _______'s taxpayer  identifying  number is  _______________; and

     3)  _______'s  home or  office  address  is  ____________________;  _______
         understands that this certification may be disclosed to the Internal Revenue Service by Shell CO2 Company, Ltd., and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, and complete, and I further declare I have authority to sign this document.



_________________________________________
_________________________________


By:______________________________________
Name:____________________________________
Title:___________________________________


STATE OF _____________ ss.
                       ss.
COUNTY OF ____________ ss.

     This  instrument  was   acknowledged   before  me  on  March  5,  1998,  by
_______________, as ____________________________________, a _______________, and
on behalf of said _______________.